UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2006

FMC Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1803 Gears Road, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 591-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2006 Management Incentive Awards

On July 28, 2006, the Compensation Committee of FMC Technologies’ Board of Directors approved the modification of the annual target incentive percentages on which management incentive awards in the form of cash bonus awards, for certain participating managers, including named executive officers, will be based for 2006 under FMC Technologies’ Incentive Compensation and Stock Plan.

Management incentive awards provide for annual cash incentives for achievement of both annual performance incentive ("API") targets and business performance incentive ("BPI") targets. For participating managers, including the Company’s named executive officers, the management incentive awards are determined using three variables: (1) the individual’s annual incentive target, which for 2006 will now be based on a percentage of base salary ranging from 24% to 110% (modifying the prior percentage range of 24% to 100%); (2) achievement of the API and BPI targets and (3) weightings for the objectives.

For 2006 incentive awards, the API will continue to comprise 30% of the total target incentive and the BPI will continue to comprise 70% of the total target incentive for participating managers. BPI payments can range from 0 to 3 times the annual target incentive and for named executive officers will be based on Net Contribution and EBITDA. The API rating varies with individual performance versus annual performance objectives and can range from 0 to 2 times the annual target incentive.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

August 3, 2006	By:	/s/ William H. Schumann, III

Name: William H. Schumann, III
Title: Senior Vice President and Chief Financial Officer